UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2005

Napster, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

Napster, Inc.
9044 Melrose Ave.
Los Angeles, CA 90069
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 281-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On February 28, 2005, the U.S. District Court for the Western District of Pennsylvania granted Napster, Inc.’s motion to stay the litigation proceedings between Napster and SightSound Technologies, Inc., Case No. 04-1549. Napster had sought a stay pending a requested reexamination of the SightSound patents that are the subject of the litigation by the U.S. Patent and Trademark Office. The USPTO has not yet determined whether or not it will reexamine these patents. The court also denied SightSound’s motion for preliminary injunction, without prejudice.

On March 3, 2005, Napster, Inc. issued a press release discussing its revenue guidance for the quarter ending March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

99.1 Press Release dated March 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2005

Napster, Inc.
(Registrant)

By: /s/ William E. Growney, Jr.
Name:  William E. Growney, Jr.
Title: Secretary

EXHIBIT INDEX

Exhibit  No.     Description of Exhibit

99.1      Press Release issued by Napster, Inc. on March 3, 2005.

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